UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2014

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	001-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Market Street, Philadelphia, Pennsylvania	19106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  877-258-3722

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2014 Annual Meeting of Shareholders, held on Wednesday, June 18, 2014, the Company’s shareholders voted on the matters brought before the meeting as described below.

		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 1	To fix the number of directors at five until the next annual meeting of shareholders.	4,127,141	1,026,660	66,233	0

		Votes For	Authority Withheld	Broker Non-Votes

Proposal 2	Election of directors:
	Jeffrey D. Alario	1,311,862	1,326,476	2,581,696
	Douglas B. Benedict	1,314,387	1,323,951	2,581,696
	Kelly C. Bloss	1,682,227	956,111	2,581,696
	Brian J. Kelley	1,690,865	947,473	2,581,696
	Edward J. Morea	1,690,865	947,473	2,581,696

		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 3	To approve the Alteva, Inc. 2014 Omnibus Equity Compensation Plan.	1,150,509	1,462,098	25,731	2,581,696

		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 4	To approve, on an advisory basis, the compensation of the Company’s named executive officers.	1,640,377	972,183	25,778	2,581,696

		Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 5	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.	4,763,097	388,000	68,937	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEVA, INC.

Date: June 23, 2014	By:	/s/ Jennifer M. Brown
	Name:	Jennifer M. Brown
	Title:	Executive Vice President, Chief Administrative Officer and Corporate Secretary